UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12.

IGI, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IGI, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IGI, Inc., a Delaware corporation (the “Company”), will be held on Monday, May 23, 2005 at 10:00 a.m. at The Ritz-Carlton Club, 115 Eagle Tree Terrace, Jupiter, FL 33477 (the “Meeting”), for the purpose of considering and voting upon the following matters:

1.	To elect four (4) directors to serve until the next Annual Meeting of Stockholders.

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

The Board of Directors has fixed the close of business on April 8, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2004, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

By Order of the Board of Directors,

Frank Gerardi
CEO & Chairman

May 2, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEEDS TO BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

IGI, INC.

105 Lincoln Avenue

Buena, New Jersey 08310

PROXY STATEMENT

For Annual Meeting of Stockholders

To Be Held May 23, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IGI, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on Monday, May 23, 2005 at 10:00 a.m. at The Ritz-Carlton Club, 115 Eagle Tree Terrace, Jupiter, FL 33477, and at any adjournments thereof (the “Meeting”).

All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company at 105 Lincoln Avenue, Buena, New Jersey 08310. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

Only the record holders of shares of common stock, $.01 par value per share, of the Company (the “Common Stock”) at the close of business on April 8, 2005 may vote at the Meeting. Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting. On April 8, 2005, there were 11,737,980 shares of Common Stock outstanding.

The Notice of Meeting, Proxy Statement, the enclosed Proxy and the Company’s Annual Report for the year ended December 31, 2004 are being mailed to stockholders on or about May 2, 2005.

Beneficial Ownership of Common Stock

The following table sets forth information as of April 8, 2005 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, (iii) the Chief Executive Officer and the executive officers of the Company listed in the “Summary Compensation Table” below (collectively, the “Named Executive Officers”), and (iv) the directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class (1)
5% Stockholders

Stephen J. Morris	2,670,596	(1)	22.8%
IGI Director
66 Navesink Avenue
Rumson, NJ 07760

Frank Gerardi
IGI CEO & Chairman	1,109,162	(2)	9.5%
c/o Univest Mgt. Inc. EPSP
149 West Village Way
Jupiter, FL 33458

Edward B. Hager, M.D.	1,446,632	(3)	12.3%
Pinnacle Mountain Farms
Lyndeboro, NH 03082

Jane E. Hager	1,434,645	(4)	12.2%
Pinnacle Mountain Farms
Lyndeboro, NH 03082

Other Directors and Named Executive Officers
Terrence O’Donnell	317,596	(5)	2.7%
Domenic Golato	118,800	(6)	1.0%
Nadya Lawrence	198,890	(7)	1.7%
Donald W. Joseph	121,169	(8)	1.0%
All executive officers and directors, as a group (6 Persons)	4,536,213	(9)	38.6%

Percentage of beneficial ownership for each person listed is based on 11,737,980 shares of Common Stock outstanding as of April 8, 2005, and includes the shares of Common Stock underlying options, or other rights, held by such persons that are exercisable within 60 days after April 8, 2005.

(1)	Includes 816,300 shares which Mr. Morris owns jointly with his wife and 200 shares owned directly by his wife. Also includes 154,460 shares, which are held in an account on behalf of Mr. Morris’ children, over which Mr. Morris has voting and investment control, and 42,000 shares held in a building fund on behalf of St. George Greek Orthodox Church of Asbury Park, New Jersey, over which Mr. Morris has voting and investment control. Includes 137,016 shares which Mr. Morris may acquire pursuant to stock options exercisable within 60 days after April 8, 2005.

(2)	Mr. Gerardi is the Chief Executive Officer and Chairman of the Board of Directors of IGI, Inc. Includes 876,400 shares which are held by the Univest Management, Inc. Employee Profit Sharing Plan (“Univest EPSP”) for the benefit of Mr. Gerardi and his wife as fully vested participants thereunder, over which Mr. Gerardi has voting and investment control as the Trustee of the Univest EPSP. Includes 47,300 shares which are held by Univest Partners, L.P., Ltd., over which Mr. Gerardi has voting and investment control as the sole limited partner and sole shareholder of the corporate general partner, Univest Management, Inc. Includes 182,016 shares which may be acquired by Mr. Gerardi pursuant to stock options exercisable within 60 days after April 8, 2005.

(3)	Includes 200,000 shares which Dr. Hager may acquire pursuant to stock options exercisable within 60 days after April 8, 2005, and 639,815 shares beneficially owned by Dr. and Mrs. Hager, who, as co-trustees of the Hager Family Trust, share voting and investment power.

(4)	Includes 639,815 shares beneficially owned by Dr. and Mrs. Hager, who, as co-trustees of the Hager Family Trust, share voting and investment power. Includes 135,000 shares which Mrs. Hager may acquire pursuant to stock options exercisable within 60 days after April 8, 2005.

(5)	Includes 240,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 8, 2005.

(6)	Includes 118,800 shares which may be acquired pursuant to stock options exercisable within 60 days after April 8, 2005.

(7)	Includes 185,250 shares which may be acquired pursuant to stock options exercisable within 60 days after April 8, 2005.

(8)	Includes 77,016 shares which may be acquired pursuant to stock options exercisable within 60 days after April 8, 2005.

(9)	Includes 940,098 shares which may be acquired pursuant to stock options exercisable within 60 days after April 8, 2005, as reflected in Notes (1), (2), (5), (6), (7) and (8) above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (“Reporting Persons”) to file with the SEC and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. SEC regulations also require such persons to furnish the Company with copies of all such reports. Based solely on its review of copies of reports filed by Reporting Persons furnished to the Company, the Company believes that, except as set forth below, during 2004 its officers, directors and holders of more than 10% of the Company’s Common Stock complied with all Section 16(a) filing requirements. During 2004, Frank Gerardi filed one late Form 4 reporting three transactions. Terrence O’Donnell filed two late Forms 4 reporting a total of five transactions. Stephen Morris filed two late Form 4 reporting a total of six transactions. Donald Joseph filed two late Form 4 reporting six transactions. Earl Lewis, who resigned from the Board of Directors on January 4, 2004, filed two late Forms 4 reporting a total of six transactions. Dr.

Constantine Hampers, who resigned from the Board of Directors on January 4, 2004, filed two Forms 4 late reporting a total of six transactions

Votes Required

The holders of a majority of the shares of Common Stock outstanding shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

The affirmative vote of the holders of a plurality of the shares of Common Stock voted at the Meeting is required for the election of directors.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes cast in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of the holders of a certain percentage of the shares of Common Stock voting on a matter.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Election as Directors

The persons named as proxies in the accompanying Proxy intend (unless authority to vote therefore is specifically withheld) to vote for the election of the persons named below as directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees becomes unavailable to serve as a director, the persons named as proxies in the accompanying Proxy may vote the Proxy for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. The table below sets forth certain information with respect to the nominees.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Terrence O’Donnell	61	1993	Executive Vice President and General Counsel, Textron Inc., a producer of aircraft, automotive products and industrial products, since March 2000; Member of the Law Firm of Williams & Connolly, Washington, D.C., since April 1991 and from March 1977 to October 1989; General Counsel of Department of Defense from October 1989 to March 1991; Special Assistant to President Ford from August 1974 to January 1977; Deputy Special Assistant to President Nixon from May 1972 to August 1974; Director of ePlus, Inc. (formerly MLC Holdings).

Donald W. Joseph	67	2000	Individual Contractor Management Consultant, from December 2000 to present; Group Vice President of Baxter International Inc., a medical products and services company, from November 1993 to July 2000; President, Renal Business of Baxter International Inc. from October 1981 to November 1993; Director of Sales and Marketing for the renal division of Baxter International Inc. from December 1972 to October 1981; Joined Baxter International Inc. as Sales Representative in July 1966, where Mr. Joseph held various sales management positions from July 1966 to December 1972.

Stephen J. Morris	72	1999	Chairman of Pure Energy Corporation, a developer of cleaner burning motor fuels and production technologies to produce bio-chemicals, since September 2003; Co-founder and General Manager of John Morris Sons, Inc., a hotel and restaurant enterprise, which Mr. Morris owned and managed from July 1958 to December 1998; Co-founder and Advisor of International Scientific Communications, a scientific publishing company, since 1969.

Frank Gerardi	60	2002	Chief Executive Officer of IGI, Inc. since September 2003; President of Univest Management, Inc., a management consulting company, since 1986; member of the New York Stock Exchange from 1969 to 1986.

For information relating to shares of the Company owned by each of the directors, see “Beneficial Ownership of Common Stock.”

Executive Officers

In addition to Frank Gerardi, the following people serve as executive officers of the Company:

Name	Title
Dr. Michael F. Holick	Vice President of Research and Development and Chief Scientific Officer

Nadya Lawrence	Vice President of Operations

Carlene Lloyd	Vice President of Finance

Dr. Michael F. Holick (59) has served as the Company’s Vice President of Research and Development and Chief Scientific Officer since September 2003. Dr. Holick has been a Professor of Medicine, Physiology and Biophysics at Boston University School of Medicine since 1987. Dr. Holick has served as President of A&D Bioscience Inc. since 1989. A&D Bioscience is a company engaged in clinical assay development and in the development of novel pharmaceutical agents. Dr. Holick served as President and CEO of Holtherics Inc. from 1988 through 2002. Holtherics Inc. was engaged in glucoside technology that enhanced drug delivery systemically and to the central nervous system. Dr. Holick served as Vice President of Research and Development for Strakan Life Sciences Inc. from 1999 through 2003. Strakan Life Sciences Inc. has engaged in the development of pharmaceutical agents for skin and bone diseases.

Nadya Lawrence (36) has served as the Company’s Vice President of Operations since 2001. Prior to that, Ms. Lawrence served as the Company’s R&D Technical Director and R&D Manager from 1995 to 2001.

Carlene Lloyd (32) has served as the Company’s Vice President of Finance since July 2004. Prior to that, Ms. Lloyd served as the Company’s Controller and Senior Accountant since from 1998 to 2004.

Committees of the Board

The Board of Directors has an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, and an Organization and Compensation Committee. The present composition of the committees of the Board of Directors are set forth below. Membership of the committees may change at the time of the Meeting due to the election of new directors. The Board of Directors has determined that each member (i.e., Donald Joseph and Terrence O’Donnell) of each committee, other than the Executive Committee, satisfy the independence standards applicable and established by the American Stock Exchange (“AMEX”) and the Securities and Exchange Commission (“SEC”) and that each member is free of relationships that would interfere with the individual exercise of independent judgment.

Executive Committee. The Executive Committee has, during times between Board meetings, all the authority of the Board in the management of the Company’s business, except that the Executive Committee has no authority for any matters as to which the Board has specifically directed otherwise and for certain matters set forth under law and in the By-Laws. In practice, the Executive Committee usually acts only on matters specifically delegated to it by the Board and on matters of a more routine nature, and matters to be acted upon must be approved by the independent member of the Committee.

The members of the Executive Committee are Frank Gerardi (Chair), Stephen Morris and Donald Joseph. During the Company’s fiscal year 2004, the Executive Committee did not meet.

Organization and Compensation Committee. The Board of Directors has adopted a charter governing the duties and responsibilities of the Organization and Compensation Committee. Pursuant to the charter, the purpose of the Committee shall be to: (i) recommend to the Board of Directors compensation arrangements for the Chief Executive Officer and other executive officers and review their responsibilities and performance and plans for their succession; and (ii) approve compensation arrangements for and changes in other corporate officers. In furtherance of this purpose, the Committee shall have the following goals and responsibilities:

•	Review with appropriate representatives of IGI management: IGI’s organization structure and, in particular, the responsibilities and performance of executive officers and from time to time senior operations executives and the plans for their succession; and report at least annually thereon to the Board of Directors.

•	Consider appropriate competitive data and recommend to the Board compensation and fringe benefits (except pension generally applicable to salaried employees) for executive officers.

•	Consider appropriate competitive data and any recommendation made by the Chief Executive Officer and approve: (i) executive salary structure; and (ii) compensation and fringe benefits (except pensions generally applicable to salaried employees) for other corporate officers.

•

In connection with IGI’s annual incentive compensation programs, each year: (i) review and approve the Chief Executive Officer’s goals and his/her performance against those goals; (ii) approve annual incentive compensation targets; (iii) approve an annual incentive compensation award for the Chief Executive Officer, other executive officers and other corporate officers; (iv) review the annual performance objectives of the other executive officers; and (v) review annual incentive compensation awards for senior operations executives.

•	Review with appropriate officers of IGI: (i) changes in corporate officers; (ii) policy on matters pertaining to compensation; (iii) special benefits and perquisites; (iv) each year on a retrospective basis, compensation changes made in the prior year to determine whether policies established by the Committee have been executed as intended and are achieving the intended result; (v) each year on a retrospective basis, corporate results against corporate goals; and (vi) any other matter of concern to the Committee relating to overall corporate organization or compensation policy for IGI.

The members of the Organization and Compensation Committee are Donald Joseph and Terrence O’Donnell (Chair). During the Company’s fiscal year 2004, the Organization and Compensation Committee met two times.

Audit Committee. The Audit Committee has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the Company’s annual financial statements, as well as its internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter requires that the Audit Committee consist solely of no fewer than three independent directors. At the present time, however, the Audit Committee is comprised of only two independent directors: Donald Joseph and Terrence O’Donnell. This is due to the fact that there are only four directors in total, two of whom are independent. AMEX Rule 121(c), however, provides that “Small Business Issuers” (as defined in SEC Regulation S-B) are only required to maintain a Board of Directors comprised of at least 50% of independent directors and an Audit Committee of at least two members, comprised solely of independent directors. IGI qualifies as a Small Business Issuer (i.e., the Company is a U.S. issuer with revenues less than $25,000,000 and has a public float less than $25,000,000).

As described more fully in its Audit Committee Charter, the purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s accounting and reporting practices, and shall facilitate open communication between the Audit Committee, the Board of Directors, outside auditor and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the outside auditor, in accordance with its business judgment. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company’s management and/or its outside auditor. Pursuant to the charter, the function of the Audit Committee includes:

•	to provide the opportunity for direct communication between the Board of Directors and the Company’s external auditors;

•	to monitor the design and maintenance of the Company’s system of internal accounting controls;

•	to select, evaluate and, if necessary, replace the external auditors;

•	to review the results of internal and external audits as to the reliability and integrity of the financial and operating information systems established to monitor compliance with the Company’s policies, plans and procedures and with laws and regulations; and

•	to review the relationship between the Company and the external auditors to ascertain the independence of the external auditors.

The members of the Audit Committee are Terrence O’Donnell (Chair) and Donald Joseph. The Board of Directors has determined that Mr. Joseph is an “audit committee financial expert” as defined in SEC rules. The Audit Committee met four times during the Company’s fiscal year 2004. A report of the Audit Committee is set forth herein.

Nominating and Corporate Governance Committee. The Board of Directors has adopted a charter governing the duties and responsibilities of the Nominating and Corporate Governance Committee (“Nominating Committee”). A copy of the charter is attached as Exhibit A to this proxy statement. Pursuant to the charter, the purpose of the Nominating Committee is to identify individuals qualified to become board members, and to recommend that the board select the director nominees for the next annual meeting of stockholders, to develop and recommend to the board a set of corporate governance principles applicable to the Company, and to make recommendations on compensation of the Board of Directors. In furtherance of such purpose, the Nominating Committee shall have the following goals and responsibilities:

•	To identify, review and recommend to the Board of Directors qualified candidates for director nominees to fill any existing or anticipated vacancy on the Board of Directors;

•	To identify, review and recommend to the Board of Directors, prior to each year’s annual meeting of stockholders, successors to the class of Directors whose term shall then expire (including any Director in such class proposing to stand for election to another term), and additional director nominees, if any, for election to the Board of Directors on whose behalf the Board of Directors will solicit proxies;

•	To recommend to the Board of Directors the size of the Board of Directors;

•	To review and make recommendations to the Board of Directors with respect to suggestions for director nominees made by stockholders to the Board of Directors or to management in accordance with the By-Laws of the Company;

•	To review annually the Board of Director’s overall performance and oversee the annual performance evaluation for each of its committees;

•	To recommend to the Board of Directors whether resignations tendered by members who have had a substantial change in their job responsibilities should be accepted;

•	To annually review the Board of Directors committee structure, charters and membership and recommend to the Board of Directors changes, if any; and to, in consultation with the Chairman of the Board, recommend to the Board of Directors the assignment of members of the Board of Directors to the various committees and appointment, rotation or removal of committee chairs;

•	To review and make recommendations to the Board of Directors with respect to changes in Directors’ compensation and benefits; and

•	To develop and recommend to the Board of Directors a set of corporate governance guidelines and to review the guidelines at least annually and recommend changes as necessary.

The Nominating Committee shall have sole authority to retain and terminate any consulting firm to assist it in carrying out its duties and responsibilities, as the committee may deem appropriate in its sole discretion. The Nominating Committee shall have sole authority to approve related fees and other retention terms.

The Nominating Committee’s process for recruiting and selecting nominees is for Committee members to attempt to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise that would allow them to contribute as effective directors to the Company’s governance, and who are willing to serve as directors of a public company. To date, the Company has not engaged any third party to assist in identifying or evaluating potential nominees. After a possible candidate is identified, the individual meets with various members of the Committee to ascertain his or her interest and willingness to serve, and Committee members discuss amongst themselves the individual’s potential to be an effective Board member. If the discussions and evaluation are positive, the individual is invited to serve on the Board.

The entire Board of Directors, including the Nominating Committee, approves the nomination of the candidates reflected in Proposal 1. The Nominating Committee will consider stockholder recommendations for candidates to serve on the Board of Directors. The name of any recommended candidate for director, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of Company stock should be sent to the Nominating Committee c/o IGI, Inc., Corporate Secretary, 105 Lincoln Avenue, Buena, New Jersey 08310. To date, the Nominating Committee has not adopted a specific formal policy with respect to the consideration of director candidates recommended by stockholders and to date no director candidates have been recommended by stockholders. If a director candidate were to be recommended by a stockholder, the Nominating Committee expects to evaluate such candidate in the same manner it evaluates director candidates identified by the Committee.

The members of the Nominating Committee are Donald Joseph (Chair) and Terrence O’Donnell. The Nominating Committee met one time during the Company’s fiscal year 2004.

Meeting Attendance

During the Company’s fiscal year 2004, the Board of Directors met nine times. Each of the current directors attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

Stockholder Communications with Directors and Director Attendance at Annual Meetings

Stockholders who wish to send communications to the Company’s Board of Directors may do so by sending them in care of the Secretary of the Company at the address which appears on the first page of this proxy statement. Such communications may be addressed either to specified individual directors or the entire Board. The Secretary will have the discretion to screen and not forward to directors communications which the Secretary determines in his or her discretion are communications unrelated to the business or governance of the Company and its subsidiaries, commercial solicitations, offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all stockholder communications which are not forwarded and such communications will be available to any director

It is the policy of our board of directors that directors are strongly encouraged to attend all annual stockholder meetings. All of our directors attended the 2004 annual meeting of stockholders.

Director Compensation and Stock Options

Director Options. In September 1999, the Board of Directors adopted the 1999 Director Stock Option Plan (the “1999 Plan”). Under the 1999 Plan, on January 2 of each year, beginning with January 2000 (i) each non-employee director is granted a stock option for 15,000 shares, and (ii) each of the Chairmen of the Audit Committee and the Organization and Compensation Committee is granted additional stock options for 15,000 and 10,000 shares, respectively. Additionally, under the 1999 Plan, each newly elected director will receive a stock option grant of 15,000 shares at the time of his/her election. All of such options will be granted at an exercise price equal to the closing price of the Common Stock on the American Stock Exchange on the date of grant. All options granted under the 1999 Plan become 100% vested twelve months after the date of grant.

During 2004, the following number of options were granted under the 1999 Plan on the date indicated to each of the following directors listed below:

Name of Director	Option Grant Date	Number of Options Granted
Frank Gerardi (1)	1/2/04	2,016
Donald W. Joseph	1/2/04	17,016
Stephen J. Morris	1/2/04	27,016
Terrence O’Donnell	1/2/04	30,000

(1)	The options granted to Frank Gerardi on January 4, 2004 represent options as compensation for his participation on the Executive Committee from August through September of 2003 during the interim period that the Company did not have a CEO or President, which was prior to Mr. Gerardi becoming an employee of the Company.

Director Fees. The Board of Directors adopted the 1998 Directors Stock Plan (the “1998 Plan”) in October 1998 to provide each outside director with the right to receive shares of the Company’s Common Stock as director compensation in lieu of cash payments of director fees, thereby encouraging ownership in the Company by the directors. Each non-employee director receives $2,000 in value of Common Stock for each meeting of the Board he or she attends in person, $1,000 in value of Common Stock for each telephonic meeting of the Board attended, $500 in value of Common Stock for each committee meeting attended which is held on the same day as a Board meeting, $1,000 in value of Common Stock for each committee meeting attended which is not held on the same day as the Board meeting, and up to $5,000 in value of Common Stock annually for the Chairmen of certain of the Board committees. The fees are payable quarterly and the number of shares of Common Stock issued to each director is determined by dividing the fees payable for the quarter by the closing price of the Company’s Common Stock on the American Stock Exchange on the last business day of the applicable quarter.

At a Board meeting held on July 19, 2002, the Directors unanimously expressed their willingness to accept a significant reduction in the amount of the share grants to be received under the 1998 Plan as compensation for service on the Board in an effort to provide the Company with their personal support, commitment and assistance at a pivotal time in its growth and development. In furtherance thereof during the July 19, 2002 meeting, the Members of the Board collectively agreed to a 50% reduction in the amount of the share grant fee compensation payable to each Director under the 1998 Plan for the third and fourth quarters of 2002. Moreover, the Board continued to honor this commitment for the entire year of 2004 in support of the future success of the Company. Moreover, at the meeting of the Board of Directors on July 23, 2003, a resolution was unanimously adopted providing that unless and until only in the event that the Company returns to profitability shall the Directors’ compensation be prospectively restored to the full amounts provided by the 1998 Plan as in effect prior to the Directors’ voluntary 50% reduction program in effect since July 19, 2002.

Certain Relationships and Related Transactions

On July 23, 2003, Dr. Michael F. Holick, a professor of Medicine, Physiology and Biophysics at the Boston University School of Medicine, was appointed to head IGI’s newly formed Scientific Advisory Board (“SAB”). The Company selected Dr. Holick based upon his many accomplishments, including the discovery of the active form of Vitamin D, and his extensive research in dermatology, combined with IGI’s exclusive use of the patented Novasome® technologies in its delivery systems, which should enable the Company to further advance IGI’s position in the topical dermatologics market. As compensation for Dr. Holick’s service on the SAB, on July 23, 2003, Dr. Holick received options for 25,000 shares of the Company’s common stock at a strike price of $1.05, subject to a three-year vesting schedule contingent upon his continued affiliation with the Company.

On September 26, 2003, the Company entered into an Employment Agreement with Dr. Holick where he will serve as the Company’s Vice President of Research and Development and Chief Scientific Officer for a term of three years. Under the Employment Agreement, from September 26, 2003 until December 31, 2003, Dr. Holick received a gross monthly salary in the amount of $4,000. Commencing January 1, 2004 and for the remaining term of the Employment Agreement, Dr. Holick shall receive a gross monthly salary in the amount of $8,000 or $96,000 annually.

On December 24, 2003, the Company entered into a license agreement (“License Agreement”) with Dr. Holick and A&D Bioscience, Inc., a Massachusetts corporation wholly owned by Dr. Holick (collectively referred to as “Holick”), whereby Holick granted an exclusive license to the Company to all his rights to the parathyroid hormone related peptide technologies and the Glycoside technologies (referred to as “PTH Technologies” and “Glycoside Technologies”, respectively) that he developed for various clinical usages including treatment of psoriasis, hair loss and other skin disorders. In consideration for entering into the License Agreement, Holick received up-front a $50,000 non-refundable payment from the Company. On January 24, 2004, in accordance with certain conditions under the License Agreement, Dr. Holick received a grant of 300,000 stock options under the Company’s authorized stock option plans. In addition, Holick received a single milestone payment of $232,000 (net of 50% of legal fees paid by the Company or $4,000) upon the execution of a sublicense agreement between the Company and Tarpan Therapeutics, Inc. for the licensed technologies. Certain subsequent royalty payments received by the Company under a sublicense agreement will be shared with Holick after the Company has recovered any payments previously made to Holick under the License Agreement and an amount equal to the value of the options received by Holick under the License Agreement. The Company is responsible for any and all costs, fees and expenses for the prosecution and oversight of any intellectual property rights related to the licensed technologies. Subject to Holick’s early termination rights as provided below, the term of the License Agreement is the longer of twenty (20) years or the life of each of the patents thereunder. However, if within 90 days from the effective date of the License Agreement, the Company had not entered into a sublicense agreement for the Glycoside Technologies, Holick reserved the right to terminate the License Agreement as to the Glycoside Technologies only. The Company did not sublicense the Glycoside Technologies and, as a result, on April 5, 2004, Holick terminated the Company’s license to the Glycoside Technologies.

On November 10, 2003, the Company entered into a Joint Development Agreement with Pure Energy Corporation d/b/a Pure Energy of America, Inc. (“PEC”), under which each party’s financial commitment is limited to an initial sum of $10,000. The goal of the Joint Development Agreement is to develop a new class of cleaner burning alternative fuel formulations based on PEC’s proprietary fuel formulations and IGI’s microencapsulation technology or a new class of high performance fuel additives based on PEC’s proprietary fuel additives and IGI’s microencapsulation technology. Stephen J. Morris, a Director and a major stockholder of the Company, is the sole shareholder of PEC and a member of the PEC Board of Directors.

On February 9, 2004, the Company signed a license agreement with Universal Chemical Technologies, Inc. (“UCT”) to utilize its patented technology for an electroless nickel boride metal finishing process. This is a new venture for the Company and the Company has had initial capital expenditures of approximately $782,000 in order to set up the operations. The Company has also hired two new employees to oversee the facility operations and for sales and marketing of the product. The Company has an exclusive license within a 150-mile radius of its facility for commercial and military applications. The Company believes there is the possibility of revenue and profit growth using this application, but there is no guarantee that it will materialize. Frank Gerardi, the Company’s Chairman and Chief Executive Officer, as well as a major IGI stockholder, has personally invested $350,000 in UCT, which represents less than a 1%

ownership interest in UCT. We anticipate additional capital expenditures of approximately $120,000 in 2005.

As of December 31, 2004, the Company’s principal sources of liquidity were cash flow from operations, cash and cash equivalents and marketable securities. Management believes that existing cash and cash equivalents, marketable securities and cash flows from operations will be sufficient to meet the Company’s foreseeable cash needs for at least the next year. In addition, as a further measure to ensure the Company’s financial stability, Frank Gerardi (CEO and Chairman of the Board and 9.5% stockholder) and Stephen Morris (Director and 22.8% stockholder) have each personally agreed to loan the Company up to $500,000 each, if necessary, to fund any deficit of the Company through December 31, 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company, the most highly compensated executive officers of the Company who received compensation in excess of $100,000 during 2004 and who were, except as noted below, serving as executive officers at the end of 2004 (“Named Executive Officers”).

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards
Name/Principal Position (1)	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(2)
Frank Gerardi Chief Executive Officer	2004 2003	120,000 18,462	0 0	52,016 0	9,030 3,681

Domenic Golato Former Chief Financial Officer & Sr. Vice President	2004 2003 2002	84,300 181,569 185,460	0 0 20,000	0 0 45,000	188,508 17,762 17,960	(3)

Nadya Lawrence V.P. of Operations	2004 2003 2002	135,000 125,814 112,500	0 0 0	30,000 100,000 40,000	11,441 11,016 2,768

(1)	Lists the principal position with the Company as of December 31, 2004, except with respect to Domenic Golato, who served as the Company’s Chief Financial Officer and Senior Vice President until June 30, 2004.

(2)	The amounts shown in this column represent premiums for group life insurance and medical insurance paid by the Company and the Company’s contributions under its 401(k) Plan. In 2002, the Company paid (i) $1,691 and $1,094 in group life insurance premiums for Messrs. Golato and Ms. Lawrence, respectively; (ii) $12,461 in medical insurance premiums for Messr. Golato; (iii) $942 in dental insurance premiums for Messr. Golato; (iv) $108 in vision insurance premiums for Messr. Golato; (v) $2,755 and $1,674 in 401(k) Plan contributions for Messr. Golato and Ms. Lawrence, respectively. In 2003, the Company paid (i) $1,654 and $1,140 in group life insurance premiums for Mr. Golato and Ms. Lawrence, respectively; (ii) $3,681, $12,720 and $9,166 in medical insurance premiums for Mr. Gerardi, Mr. Golato and Ms. Lawrence, respectively; (iii) $980 and $597 in dental insurance premiums for Mr. Golato and Ms. Lawrence, respectively; (iv) $187 and $113 in vision insurance premiums for Mr. Golato and Ms. Lawrence, respectively; and (v) $2,221 in 401(k) Plan contributions for Mr. Golato. In 2004, the Company paid (i) $770.64, $1,142, and $1,285 in group life insurance premiums for Mr. Golato, Mr. Gerardi and Ms. Lawrence, respectively; (ii) $7,308, $6,125, and $7,963 in medical insurance premiums for Mr. Gerardi, Mr. Golato and Ms. Lawrence, respectively; (iii) $490, $490, and $597 in dental insurance premiums for Mr. Golato, Mr. Gerardi, and Ms. Lawrence, respectively; (iv) $90, $90, and $110 in vision insurance premiums for Mr. Golato, Mr. Gerardi, and Ms. Lawrence, respectively; and (v) $1,485 in 401(k) Plan contributions for Ms. Lawrence.

(3)	Mr. Golato served as the Company’s Chief Financial Officer and Sr. Vice President until June 30, 2004. Pursuant to Mr. Golato’s severance agreement, he received $175,800 in severance payments, $642 in group life insurance premiums, $4,106 in medical insurance premiums, $408 in dental insurance premiums, and $75 in vision insurance premiums in 2004. Under the terms of the agreement, the Company must continue, at the Company’s expense, to provide (i) Mr. Golato with life and disability insurance through June 30, 2005, or until Mr. Golato obtained coverage through another employer, which occurred on December 1, 2004 and (ii) Mr. Golato and his dependents with health, medical, eye care and dental insurance coverage through June 30, 2005, or until Mr. Golato obtained coverage through another employer, which occurred on December 1, 2004.

Stock Options

The following tables set forth certain information concerning option grants during the fiscal year ended December 31, 2004 to the Named Executive Officers and the number and the value of the options held by such persons on December 31, 2004. No options were exercised by Named Executive Officers during 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Base Price Per Share ($/sh) (3)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation Exercise or for Option Term (1)
					5%	10%
Frank Gerardi	2,016	—	$1.52	1/2/2014	$1,935	$4,879
CEO	50,000	35%	$1.27	12/20/2014	$40,000	$101,000

Nadya Lawrence VP of Operations	30,000	21%	$1.27	12/20/2014	$24,000	$60,600

(1)	This portion of the table shows the potential realized value of the options granted to each of the Named Executive Officers in 2003, assuming that the market price of the underlying securities appreciate in value from the date of the grant over the 10-year term of the option at annualized appreciation rates of 5% and 10%. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately. The 5% and 10% rates of appreciation are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in the Company’s stock price.

(2)	142,000 options in total were granted to employees in fiscal year 2004.

(3)	The exercise price for all stock option grants is the fair market value of the Company’s Common Stock on the date of the grant.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004 AND YEAR END 2004 OPTION VALUES

The following table sets forth information concerning the exercise of stock options during fiscal year 2004 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

Name	Shares Acquired On Exercise		Value Realized		No. of Shares Underlying Unexercised Options At Year End 2004 Exerciseable/Unexercisable	Value of Unexercised In-The-Money Options At Year End 2004 Exercisable/Unexercisable (2)
Frank Gerardi CEO	$—	(1)	$—	(1)	50,000/0 @ $1.75 15,000/0 @ $0.53 15,000/0 @ $0.55 100,000/0 @ $1.05 0/50,000 @ $1.27 2,016/0 @ $1.52	$0/$0 $10,800/$0 $10,500/$0 $20,000/$0 $0/$0 $0/$0

Domenic Golato Former CFO & Sr. V.P.	$—	(1)	$—	(1)	40,000/0 @ $0.50 60,000/0 @ $1.06 100,000/0 @ $0.52 100,000/0 @ $0.80 45,000/0 @ $0.65	$30,000/$0 $11,400/$0 $73,000/$0 $45,000/$0 $27,000/$0

Nadya Lawrence VP of Operations	$—	(1)	$—	(1)	250/0 @ $1.94 5,000/0 @ $0.50 5,000/0 @ $2.75 5,000/0 @ $0.52 30,000/0 @ $0.80 40,000/0 @ $0.65 100,000/0 @ $1.07 0/30,000 @ $1.27	$0/$0 $3,750/$0 $0/$0 $3,650/$0 $13,500/$0 $24,000/$0 $18,000/$0 $0/$0

(1)	No options were exercised during fiscal year 2004.

(2)	The value of unexercised “in-the-money” options is calculated based upon the amount by which the fair market value of the underlying securities at year-end exceeds the exercise price of the options. The values set forth are based on the fair market value of the underlying securities using the closing price ($1.25) on December 31, 2004.

Severance Agreement

The Company and Domenic Golato, the Company’s former Chief Financial Officer and Senior Vice President, entered into a severance agreement, effective July 1, 2004. Under the agreement, Mr. Golato continued to receive his annual base salary of $168,600 and annual auto allowance of $7,200 (less any and all applicable taxes, withholdings, contributions and other deductions) through the end of 2004. On December 31, 2004, the Company made a lump sum severance payment to Mr. Golato in the amount of $85,646 (less any and all applicable taxes, withholdings, contributions and other deductions).

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

Overview and Philosophy

The Organization and Compensation Committee of the Board of Directors (the “Compensation Committee”), previous known as the Human Resources and Compensation Committee and prior thereto as the Compensation and Stock Option Committee, shall be comprised of no fewer than two members. All members of the Compensation Committee shall be independent directors and shall satisfy the independence standards established by the American Stock Exchange and the Securities and Exchange Commission. The members of the Compensation Committee shall be appointed by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee and may be removed by the Board of Directors in its discretion.

The purpose of the Committee shall be to: (i) recommend to the Board of Directors compensation arrangements for the Chief Executive Officer and other executive officers and review their responsibilities and performance and plans for their succession; and (ii) approve compensation arrangements for and changes in other corporate officers.

The objectives of the Company’s executive compensation program are to:

•	Support the achievement of strategic goals and objectives of the Company.

•	Attract and retain key executives critical to the long-term success of the Company.

•	Align the executive officers’ interests with the success of the Company.

Compensation Program

The Company’s executive compensation program consists of three principal elements — base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options.

Base salary levels for the Company’s executive officers are generally based on a review of compensation for competitive positions in the market, the executives’ job skills and experience and judgments as to past and future contributions of the executives to the Company’s success. The Committee seeks to set the annual base salaries of its executives at levels competitive with those paid to executives in those businesses in which the Company is engaged, namely, consumer products. It seeks, however, to provide its executives with opportunities for substantially higher compensation through annual incentive awards and stock options.

The Company has implemented a variable compensation plan for its top executives. The purpose of the plan is to directly link management compensation to Company performance. Present plans include expanding the application of the variable compensation plan to more upper level managers. Long-term incentives for executive officers and key managers are provided through stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company’s Common Stock. Stock options are granted at an option price equal to the fair market value of the Company’s Common Stock on the date of grant and will only have value if the Company’s stock price increases. In selecting executives eligible to receive option grants and determining the amount of such grants, the Committee evaluates a variety of factors including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive.

Chief Executive Officer’s 2004 Compensation

The factors considered by the Compensation Committee in determining the compensation of Mr. Gerardi, the Chief Executive Officer, in addition to survey data, include the Company’s operating and financial performance, as well as his leadership and establishment and implementation of strategic direction for the Company. During 2004, the Compensation Committee increased Mr. Gerardi’s base compensation from $60,000 to $120,000 per year. The Committee authorized this increase because Mr. Gerardi’s salary was, and remains, significantly below the market level for companies of comparable size.

The Compensation Committee considers stock options to be an important component of the Chief Executive Officer’s compensation as a way to reward performance and motivate leadership for long-term growth and profitability. In 2004, Mr. Gerardi was granted options to purchase 50,000 shares, with an exercise price equal to the fair market value at date of grant. This option vests over three years in equal yearly increments.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for compensation in excess of one million dollars paid to its chief executive officer and its other four highest compensated officers (collectively, the “Named Executive Officers”). Qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. While the Committee does not currently intend to qualify its annual cash incentive compensation as qualified performance-based compensation, it will continue to monitor the impact of Section 162(m) on the Company. Based on the compensation paid to the Named Executive Officers in 2004, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term.

Organization and Compensation Committee

Donald Joseph (Chairman) Terrence O’Donnell

REPORT OF THE AUDIT COMMITTEE

The ultimate responsibility for good corporate governance rests with the Board of Directors, whose primary roles are oversight, counseling and direction to IGI’s management in the best long-term interests of the corporation and its stockholders. The Board’s Audit Committee (the “Audit Committee”) has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audit of the Company’s annual financial statements. The Sarbanes-Oxley Act of 2002 added a number of provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. The Company is subject as well to related rules concerning audit committee structure, membership, authority and responsibility recently adopted by the American Stock Exchange (“AMEX”).

IGI’s Audit Committee operates under a written charter adopted by the Board. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The Audit Committee charter requires that the Audit Committee consist solely of no fewer than three independent directors. At the present time, however, the Audit Committee is comprised of only two independent directors: Donald Joseph and Terrence O’Donnell. This is due to the fact that there are only four directors in total, two of whom are independent. AMEX Rule 121(c), however, provides that “Small Business Issuers” (as defined in SEC Regulation S-B) are only required to maintain a Board of Directors comprised of at least 50% of independent directors and an Audit Committee of at least two members, comprised solely of independent directors. IGI qualifies as a Small Business Issuer (i.e., the Company is a U.S. issuer with revenues less than $25,000,000 and has a public float less than $25,000,000).

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of IGI’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of IGI’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. In accordance with the Sarbanes-Oxley Act, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace IGI’s independent auditors.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

The Audit Committee has an annual agenda that includes reviewing IGI’s financial statements, internal controls and audit matters. The Audit Committee meets each quarter with the Company’s external auditors and management to review IGI’s interim financial results before the publication of IGI’s quarterly earnings press releases. Management’s and independent auditors’ presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent auditors. In addition, the Audit Committee generally oversees IGI’s internal compliance programs. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by IGI regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by IGI employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of IGI’s external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditors may be retained to perform non-audit services. IGI’s independent auditors provide the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditors and management that firm’s independence.

Additionally, the Committee considered all audit services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services. The Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considers whether those services provided by the independent auditors are compatible with maintaining auditor independence.

In accordance with existing Audit Committee policy and the more recent requirements of the Sarbanes-Oxley Act, all services to be provided by the Company’s independent auditors are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest. IGI has not in recent years obtained any of these services from its independent auditors, and IGI is able to obtain such services, if needed, from other service providers at competitive rates. See “Relationship with Independent Accountants” for more information regarding fees paid to the Company’s independent auditors for services in fiscal years 2004 and 2003.

The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal year 2004 with management and the independent auditors; management represented to the Audit Committee that IGI’s consolidated financial statements were prepared in accordance with generally accepted accounting principles; and the independent auditors represented that their presentations included the matters required to be discussed with the independent auditors by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” This review included a discussion with management of the quality, not merely the acceptability, of IGI’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in IGI’s financial statements. The Audit Committee has received the written disclosures and the letter from Amper, Politziner & Mattia, P.C. required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the Audit Committee and the independent auditors have discussed the auditors’ independence from the Company and its management. The Audit Committee has discussed with the Company’s independent auditors, with and without management present, their evaluations of the Company’s internal accounting control and the overall quality of the Company’s financial reports. In reliance on these views and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited consolidated financial statements in IGI’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Audit Committee

Terrence O’Donnell (Chairman) Donald Joseph

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Amper, Politziner & Mattia, P.C. to serve as the Company’s independent auditors for the fiscal year ending December 31, 2005. No representatives from Amper, Politziner & Mattia, P.C. are expected to attend the annual meeting.

Change in Independent Auditors

By letter dated May 18, 2004, KPMG LLP notified the Company of its resignation as the Company’s independent auditors. On June 21, 2004, the Audit Committee engaged Amper, Politziner & Mattia, P.C. as the Company’s independent auditors. KPMG LLP’s report on the financial statements of the Company for each of the fiscal years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report for the fiscal year ended December 31, 2003 included an explanatory paragraph with respect to the Company’s adoption of Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, relating to the classification of losses from the extinguishment of debt in 2003.

During the fiscal years ended December 31, 2003 and December 31, 2002 and for the period of January 1, 2004 through May 18, 2004, there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on the financial statements for that fiscal year. During the fiscal years ended December 31, 2003 and December 31, 2002 and for the period of January 1, 2004 through May 18, 2004, there were no reportable events that would have required disclosure under Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

During the fiscal years ended December 31, 2003 and 2002 and for the period of January 1, 2004 through May 18, 2004, the Company did not consult Amper, Politziner & Mattia, P.C. regarding the application of generally accepted accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Fees Paid to Independent Auditors

The following table shows the fees for the audit and other services provided by each of KPMG LLP and Amper, Politziner & Mattia, P.C. for fiscal years 2004 and 2003:

	KPMG LLP 2003	Amper, Politziner & Mattia, P.C. 2004
Audit Fees (1)	$78,500	$50,980
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Total	$78,500	$50,980

(1)	These are fees for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Representatives of KPMG LLP or Amper, Politziner & Mattia, P.C. attended all meetings of the Audit Committee in 2004. The Audit Committee pre-approves and reviews audit services performed by the Company’s independent auditors as well as the fees charged by for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditors’ independence. Neither KPMG LLP nor Amper, Politziner & Mattia, P.C. performed any non-audit services for IGI during fiscal year 2004.

Compensation Committee Interlocks and Insider Participation

The Organization and Compensation Committee is comprised of Messrs. Joseph, and O’Donnell. No member of the Organization and Compensation Committee was, during fiscal year 2004, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries. During fiscal year 2004, no executive officer of the Company served as a director or member of the Organization and Compensation Committee (or other board committee performing equivalent functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Organization and Compensation Committee, or as a director of the Company.

Comparative Stock Performance

The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the AMEX Market Value (U.S. & Foreign) Index, a peer group over the same period (assuming the investment of $100 in the Company’s Common Stock, the AMEX Market Value (U.S. & Foreign) Index and the peer group on December 31, 1999, and reinvestment of all dividends). The peer group consists of Connetics Corp., Bradley Pharmaceutical Inc., ProCyte Corp., Allergan Inc., Lectec Corp. and Nu Skin Enterprises, Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG IGI, INC., THE AMEX MARKET VALUE (U.S. & FOREIGN) INDEX

AND A PEER GROUP

*	$100 invested on 12/31/99 in stock or index- including reinvestment of dividends

Fiscal year ending December 31.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Any proposal that a stockholder intends to present at the 2006 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 105 Lincoln Avenue, Buena, New Jersey 08310, no later than December 28, 2005, in order to be considered for inclusion in the Proxy Statement relating to that meeting.

If a stockholder of the Company wishes to present a proposal before the 2006 Annual Meeting and the Company has not received notice of such matter prior to March 4, 2006, the Company shall have discretionary authority to vote on such matter, if the Company includes a specific statement in the proxy statement or form of proxy to the effect that it has not received such notice in a timely fashion.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented for consideration at the meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

Frank Gerardi, CEO & Chairman

May 2, 2005

Exhibit A

IGI Inc.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(As amended, effective February 10, 2004)

The Nominating and Corporate Governance Committee of the Board of Directors of IGI Inc. (the “Committee”) shall consist of no fewer than two members. All members of the Committee shall be independent directors and shall satisfy the independence standards established by the American Stock Exchange and Securities and Exchange Commission. The members of the Committee shall be appointed by the Board of Directors in its discretion.

The purpose of the Committee shall be to identify individuals qualified to become board members, and to recommend that the board select the director nominees for the next annual meeting of shareholders, to develop and recommend to the board a set of corporate governance principles applicable to the Corporation, and to make recommendations on compensation of the Board of Directors.

In furtherance of this purpose, the Committee shall have the following goals and responsibilities:

1.	To identify, review and recommend to the Board of Directors, in timely fashion, qualified candidates for director nominees to fill any existing or anticipated vacancy on the Board of Directors;

2.	To identify, review and recommend to the Board of Directors, prior to each year’s annual meeting of shareholders, successors to the class of Directors whose term shall then expire (including any Director in such class proposing to stand for election to another term), and additional director nominees, if any, for election to the Board of Directors on whose behalf the Board of Directors will solicit proxies;

3.	To recommend to the Board of Directors the size of the Board of Directors;

4.	To review and make recommendations to the Board of Directors with respect to suggestions for director nominees made by shareholders to the Board of Directors or to management in accordance with the By-Laws of the Corporation;

5.	To review annually the Board of Director’s overall performance and oversee the annual performance evaluation for each of its committees;

6.

To recommend to the Board of Directors whether resignations tendered by members who have had a substantial change in their job responsibilities should be accepted; To annually review the Board of Directors committee structure, charters and membership and recommend to the Board of Directors changes, if any; and to, in consultation with the Chairman of the Board, recommend to the Board of

Directors the assignment of members of the Board of Directors to the various committees and appointment, rotation or removal of committee chairs;

7.	To review and make recommendations to the Board of Directors with respect to changes in Directors’ compensation and benefits; and

8.	To develop and recommend to the Board of Directors a set of corporate governance guidelines and to review the guidelines at least annually and recommend changes as necessary.

The Committee shall have sole authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the committee may deem appropriate in its sole discretion. The committee shall have sole authority to approve related fees and retention terms.

The Committee shall conduct an annual performance evaluation of the Committee and the Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board of Directors for approval.

The Committee shall regularly report its actions and recommendations to the Board of Directors.

Revised February 12, 2004

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IGI, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and management’s proxy statement therefore, and revoking all prior proxies, hereby appoint(s) Frank Gerardi and Carlene A. Lloyd, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of IGI, Inc. (the “Company”) to be held on Monday, May 23, 2005 at 10:00 a.m. at The Ritz-Carlton Club, 115 Eagle Tree Terrace, Jupiter, FL 33477, and at any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

COMMENTS:

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ANNUAL MEETING OF STOCKHOLDERS OF

IGI, INC,

May 23, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:		IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
NOMINEES:
☐ FOR ALL NOMINEES	O Frank Gerardi O Donald W. Joseph O Stephen J. Morris O Terrence O’Donnell
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES		THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●	TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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